Exhibit 10.7

COHERENT, INC.
VARIABLE COMPENSATION PLAN

SECTION 1
BACKGROUND, PURPOSE AND DURATION
1.1Effective Date. The Plan was adopted effective as of October 4, 2009, was amended effective as of October 14, 2010, was further amended effective as of November 3, 2011, and will remain in effect until terminated by the Board or the Administrator.

1.2Purpose of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating selected employees (a) to perform to the best of their abilities and (b) to achieve the Company's objectives.

SECTION 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1“Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant under the Plan for the Performance Period, subject to the Administrator's authority under Section 3.4 to modify the award.

2.2“Administrator” means the Compensation Committee of the Board or officers of the Company as delegated by the Compensation Committee of the Board. The Compensation Committee of the Board may appoint different officers to administer the Plan with respect to different groups of Employees and/or Participants.

2.3“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.4“Base Salary” means as to any Performance Period, the Participant's annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company sponsored plans and Affiliate sponsored plans.

2.5“Board” means the Board of Directors of the Company.

2.6“Bonus Pool” means the pool of funds established by the Company for distribution to Participants.

2.7“Company” means Coherent, Inc., a Delaware corporation, or any successor thereto.

2.8“Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Administrator from time to time.

2.9“Employee” means any employee of the Company or of an Affiliate, whether such individual is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan; provided, however that any Plan payout to a part-time employee Participant shall be pro-rated based upon their scheduled hours of work.

2.10“Fiscal Year” means the fiscal year of the Company.

2.11“Maximum Award” means the maximum award payable under the Plan to a Participant for the Performance Period, as determined by the Administrator in accordance with Section 3.2.

2.12“Participant” means as to any Performance Period, an Employee who has been selected by the Administrator for participation in the Plan for that Performance Period.

2.13“Performance Period” means the period of time for the measurement of the performance criteria that must be met to receive an Actual Award, as determined by the Administrator in its sole discretion. A Performance Period may be divided into one or more shorter periods if, for example, but not by way of limitation, the Administrator desires to measure some performance criteria over 12 months and other criteria over 3 months. Multiple, overlapping Performance Periods (of different durations) may be in effect at any one time.

2.14“Plan” means this Variable Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

2.15“Target Award” means the target award, at 100% performance achievement, payable under the Plan to a Participant for the Performance Period, as determined by the Administrator in accordance with Section 3.2.

2.16“Termination of Service” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1Selection of Participants. The Administrator, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Administrator, and shall be determined on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods. Unless determined otherwise by the Administrator, in its discretion, any Employee who is a participant in a Company commission plan or program or is party to an agreement with the Company which provides for payment of commissions will not be eligible to be a Participant in the Plan.

3.2Determination of Target Awards and Maximum Awards. The Administrator, in its sole discretion, shall establish a Target Award and a Maximum Award for each Participant.

3.3Bonus Pool. Each Performance Period, the Administrator, in its sole discretion, may establish a Bonus Pool. Actual Awards for the relevant Performance Period shall be paid from any such Bonus Pool, to the extent it is funded.

3.4Discretion to Modify Awards. Notwithstanding any contrary provision of the Plan, the Administrator may, in its sole discretion and at any time, (a) increase, reduce or eliminate a Participant's Actual Award, and/or (b) increase, reduce or eliminate the amount allocated to the Bonus Pool. The Administrator may determine the amount of any reduction on the basis of such factors as it deems relevant, and shall not be required to establish any allocation or weighting with respect to the factors it considers.

3.5Discretion to Determine Criteria. Notwithstanding any contrary provision of the Plan, the Administrator shall, in its sole discretion, determine the performance requirements applicable to any Target Award. The requirements may be on the basis of any factors the Administrator determines relevant, and may be on an individual, divisional, business unit or Company-wide basis. Failure to meet the requirements will result in a failure to earn the Target Award, except as provided in Section 3.4.

3.6Pro-Ration of Actual Awards. Without limiting the generality of Section 3.4, with respect to any Performance Period, if an Employee becomes a Participant after the commencement of the Performance Period, the Participant's Actual Award shall be pro-rated from the first day of participation in the Plan based on the number of days during the Performance Period that the Employee was a Participant in the Plan

3.7Discretion to Grant Awards Outside the Plan. Notwithstanding any contrary provision of the Plan, the Board or a duly constituted committee of the Board (or their delegates) may, in its sole discretion and at any time, grant awards and cash bonuses to Employees and Participants outside the Plan.

SECTION 4
PAYMENT OF AWARDS

4.1Right to Receive Payment. Each Actual Award shall be paid in cash solely from the general assets of the Company. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

4.2Determination of Payment. The amount of each Actual Award shall be determined by the Administrator after assessing achievement against the established performance milestones for each Performance Period, and applying any discretion pursuant to Section 3.4 hereof. Subject to the Administrator's discretion, and subject to attainment of any threshold performance established by the Administrator, achievement at the target level shall result in a payout equal to 100% of the Target Awards and achievement at the stretch level or higher shall result in a payment of 100% of the Maximum Award. Subject in each case to the Administrator's discretion, achievement at a threshold level may result in a payout equal to a minimum level established by the Administrator, and achievement between the threshold, target and stretch levels shall result in payouts determined in accordance with the guidelines established by the Administrator for each Performance Period.

4.3Timing of Payment. Payment of each Actual Award shall be made as soon as administratively practicable as determined by the Administrator after the end of the Performance Period during which the Actual Award was earned, but in no event later than (a) the 15th day of the third month following the end of the Company's taxable year in which the Performance Period has ended, or (b) March 15th of the calendar year following the calendar year in which the applicable Performance Period has ended.

4.4Form of Payment. Each Actual Award shall be paid in cash in a single lump sum.

SECTION 5
ADMINISTRATION

5.1Administrator Authority. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan's provisions. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.2Decisions Binding. All determinations and decisions made by the Administrator, the Board, and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.3Delegation of Administration. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company. If the Administrator delegates any authority for the administration of the Plan, the term “Administrator” shall include the individuals delegated such authority.

5.4Indemnification of Administrator. The Company shall indemnify and hold harmless members of the Administrator, or any officer or employee of the Company delegated authority with respect to the administration of the Plan, for any expense, liability, or loss, including attorneys' fees, judgments, fines, penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes, and all other costs and obligations, paid or incurred in connection with any action, determination or interpretation made in good faith with respect to the Plan or any payments under the Plan. The Company shall bear all expenses and liabilities that members of the Administrator, or any officer of the Company delegated authority with respect to the administration of the Plan, incur in connection with the administration of the Plan.

SECTION 6
GENERAL PROVISIONS

6.1Tax Withholding. The Company shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant's FICA and SDI obligations).

6.2No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual's employment with or without cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.

6.3Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.5Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.5. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.6Section 409A of the Code. It is intended that (i) the Plan shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), pursuant to the requirement that all payments hereunder shall be paid within the applicable short-term deferral period as set forth in Section 1.409A-1(b)(4) of the final regulations issued under Section 409A and (ii) the Administrator shall administer and interpret the Plan in a manner consistent with this short-term deferral exception and any other regulations or other Internal Revenue Service guidance issued with respect to Section 409A; provided, however, such intentions do not alter that any taxes or liabilities under Section 409A are those of the Employees.

6.7Recoupment of Actual Awards. All Actual Awards shall be subject to the terms and conditions, if applicable, of any recoupment policy adopted by the Company.

SECTION 7
AMENDMENT, TERMINATION AND DURATION

7.1Amendment, Suspension or Termination. The Company, by action of the Board or a duly constituted committee of members of the Board to whom the Board has delegated the authority to amend or terminate the Plan, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Actual Award theretofore earned by such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Company's right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8
LEGAL CONSTRUCTION

8.1Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

8.5Bonus Plan. This Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation section 2510.3-2(c) and shall be construed and administered by the Company in accordance with such intention.

8.6Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.